UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2015, the board of directors, or the Board, of Carter Validus Mission Critical REIT II, Inc., or the Company, appointed Michael A. Seton to serve as President of the Company to replace John E. Carter, who resigned from his position as President concurrent with Mr. Seton’s appointment. Mr. Carter remains the Chairman of the Board and Chief Executive Officer of the Company.

Mr. Seton, age 42, is the President and a member of the Investment Committee of Carter Validus Advisors II, LLC, the Company’s advisor, and the President of the Company’s sponsor, Carter Validus REIT Management Company II, LLC. He has also served as the President of Carter/Validus Advisors, LLC and the President of Carter Validus REIT Investment Management Company, LLC, both of which are affiliates of the Company, since December 2009. Mr. Seton is responsible for day-to-day oversight of the business operations, including acquisitions, underwriting, capital markets and asset management for the Company. In addition, Mr. Seton served as the Executive Vice President and head of the Capital Markets Group of Carter & Associates, L.L.C., or Carter & Associates, one of the principals of the Company’s sponsor, from September 2009 until December 2010.

Mr. Seton has more than 20 years of real estate and investment finance experience. From 1996 until joining Carter & Associates, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of twelve professionals in the origination, structuring, documentation, closing and distribution of real estate financings for private developers and owners, REITs, and real estate operating companies (REOCs). Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $32 billion in financings for real estate clients, including high profile transactions such as the recapitalization of the Chrysler Building and the General Motors Building, both of which are located in New York, New York, Merchandise Mart in Chicago, Illinois, construction financing for 15 Central Park West in New York, New York, several Ritz-Carlton hotels throughout the United States, and many office developments in major U.S. cities. While at Eurohypo AG, Mr. Seton’s clients included Millennium Partners, Tishman Speyer Properties, Vornado Realty Trust, Carter & Associates, Boston Properties and Goldman Sachs. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.

Mr. Seton did not enter into an employment agreement with the Company in connection with his appointment as President of the Company, and the appointment of Mr. Seton as President of the Company was not made pursuant to any arrangement or understanding between Mr. Seton and any other person. Mr. Seton has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: March 16, 2015	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer